UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): December 12, 2016

WestRock Company

(Exact name of registrant as specified in charter)

Delaware	001-37484	47-3335141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2016, G. Stephen Felker and Lawrence L. Gellerstedt III each informed WestRock Company that he will retire from the board of directors (the "Board") of WestRock effective at the conclusion of the Board's regularly scheduled meeting on January 27, 2017. The decisions by Mr. Felker and Mr. Gellerstedt to retire and not to stand for re-election were not the result of any disagreement with WestRock or its management. In connection with the retirements, the Board expects to reduce the number of directors constituting the full Board from 14 to 12 directors, effective upon the retirements on January 27, 2017.

Item 8.01.   Other Events.

Robert A. Feeser and Jeffrey W. Chalovich were included as named executive officers in WestRock’s proxy statement filed with the Securities and Exchange Commission on December 16, 2016.

WestRock assumed an amended and restated employment agreement, dated January 1, 2008, between Mr. Feeser and MeadWestvaco Corporation in connection with the merger of Rock-Tenn Company and MeadWestvaco in 2015 (the “Combination”). Because the Combination constituted a change in control under the agreement, Mr. Feeser would be entitled to continue to receive compensation and benefits through the termination date and to receive the following severance benefits if WestRock terminates him other than for “cause” or “disability” before July 1, 2017: (i) a lump sum amount equal to two times his base salary, plus the average annual incentive compensation paid over the three years before the “effective date” (as defined in the agreement), (ii) a prorated bonus for the year of his termination, (iii) a lump sum payment in lieu of health care continuation coverage for a period of two years, (iv) payment for outplacement services and (v) a lump sum payment representing the qualified and non-qualified pension accruals as if he had worked an additional three years. A copy of the agreement is attached as Exhibit 99.1.

WestRock recently amended Mr. Feeser’s employment agreement. In consideration for him terminating his right to lump sum severance benefits, WestRock agreed to provide him with up to three years of additional pension accrual for age and service under the relevant pension and retirement plans depending on his date of retirement. A copy of the amendment is attached as Exhibit 99.2.

WestRock assumed an employment agreement, dated July 31, 2007, between Mr. Chalovich and Southern Container Corp. in connection with WestRock’s acquisition of Southern Container in 2008. Pursuant to the agreement, if WestRock terminates Mr. Chalovich without “gross cause” (as defined in the agreement), he will be entitled to continue to receive compensation and benefits through the termination date and to receive salary and paid COBRA continuation for one year, as well as a pro-rated bonus. A copy of the agreement is attached as Exhibit 99.3.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

99.1	Amended and Restated Employment Agreement, dated January 1, 2008, between MeadWestvaco Corporation and Robert A. Feeser
99.2	Letter Agreement, dated December 16, 2016, between WestRock Company and Robert A. Feeser
99.3	Employment Agreement, dated July 31, 2007, between Southern Container Corp. and Jeffrey W. Chalovich

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: December 16, 2016	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel and Secretary